INTELLIGENT ELECTRONICS, INC. and subsidiaries                                                       Exhibit 11
Primary Earnings Per Share Calculation                                                               Page 1 of 2

                                               Year ended
                        -------------------------------------------------    Transition period ended            Year ended
                            January 29, 1994         January 30, 1993           February 1, 1992             October 31, 1991
                        -----------------------   -----------------------    -----------------------     -----------------------
                             $        Per Share        $        Per Share          $       Per Share           $       Per Share
                        -----------   ---------   ------------  ---------    ------------  ---------     ------------  ---------
Continuing Operations   41,117,000     $1.14       22,134,000     $0.58        9,625,000     $0.25        38,529,000     $1.12
Discontinued operation  (2,468,000)    (0.07)     (20,160,000)    (0.52)       1,020,000      0.03          (336,000)    (0.01)
Sale of BizMart          4,276,000      0.12           --           --             --          --              --          --
Extraordinary item          --           --        (3,269,000)    (0.09)           --          --              --          --
                       ------------   ---------   ------------  ---------     -----------  ---------     ------------  ---------
Net income (loss)       42,925,000     $1.19       (1,295,000)   ($0.03)      10,645,000     $0.28        38,193,000     $1.11
                       ============   =========   ============  =========    ============  =========     ============  =========

Weighted average common
  shares and share equivalents       36,127,061               37,947,071                  38,010,647                  34,497,034
                                     ==========               ==========                  ==========                  ==========

Computation of Common Shares and Common Share Equivalents:

                                                Year ended
                           -----------------------------------------------------    Transition period ended       Year ended
                                January 29, 1994            January 30, 1993           February 1, 1992        October 31, 1991
                           -------------------------    -----------------------    -----------------------   -------------------
                              End of      Weighted        End of      Weighted       End of      Weighted      End of    Weighted
                              Period      Average         Period      Average        Period      Average       Period    Average
                            ----------   ----------     ----------   ----------    ----------   ----------   ----------  ----------
Common shares outstanding   39,310,439   35,028,207     36,961,154   36,807,833    36,592,294   36,313,918   36,144,694  32,810,864

Common share equivalents:
  Options                    2,852,095    3,150,026      4,750,300    5,201,258     5,562,200    5,182,144    5,349,800   3,858,894

    Assumed repurchased
      @ average price                    (2,114,506)                 (4,137,041)                (3,612,133)              (2,569,768)

  Warrants                          0        86,374        120,000      120,000       160,000      183,556      200,000     605,000

    Assumed repurchased
      @ average price                       (23,040)                    (44,979)                   (56,838)                (207,956)
                                         ----------                  ----------                 ----------               ----------
Total common share equivalents            1,098,854                   1,139,238                  1,696,729                1,686,170
                                         ----------                  ----------                 ----------               ----------
Total common shares and common
  share equivalents                      36,127,061                  37,947,071                 38,010,647               34,497,034
                                         ==========                  ==========                 ==========               ==========

INTELLIGENT ELECTRONICS, INC. and subsidiaries                                                               Exhibit 11
Fully Diluted Earnings Per Share Calculation                                                                 Page 2 of 2



                                             Year ended
                          -----------------------------------------------     Transition period ended         Year ended
                             January 29, 1994         January 30, 1993           February 1, 1992          October 31, 1991
                          ----------------------  -----------------------     -----------------------    ---------------------
                               $       Per Share       $        Per Share          $      Per Share          $       Per Share
                          -----------  ---------  -----------   ---------     ----------  ---------      ----------  ---------
Continuing operations     41,117,000     $1.13     22,134,000     $0.58        9,625,000    $0.25        38,529,000    $1.12
Discontinued operations   (2,468,000)    (0.07)   (20,160,000)    (0.52)       1,020,000     0.03          (336,000)   (0.01)
Sale of BizMart            4,276,000      0.12          --          --             --         --              --         --
Extraordinary item            --           --      (3,269,000)    (0.09)           --         --              --         --
                         -----------   ---------   -----------   --------     ----------  ---------      ----------  ---------
Net income (loss)         42,925,000     $1.18     (1,295,000)   ($0.03)      10,645,000    $0.28        38,193,000    $1.11
                         ===========   =========   ===========   ========     ==========  =========      ==========  =========
Weighted average common
  shares and share equivalents        36,520,787               38,204,419                38,683,015                 34,497,034
                                      ==========               ==========                ==========                 ==========

Computation of Common Shares and Common Share Equivalents:

                                               Year ended
                            -------------------------------------------------   Transition period ended         Year ended
                               January 29, 1994          January 30, 1993           February 1, 1992         October 31, 1991
                            ----------------------    -----------------------   ------------------------  -----------------------
                              End of      Weighted      End of      Weighted      End of     Weighted        End of     Weighted
                              Period      Average       Period      Average       Period     Average         Period     Average
                            ----------  ----------    ----------   ----------   ----------  ----------    ----------   ----------
Common shares outstanding   39,310,439  35,028,207    36,961,154   36,807,833   36,592,294  36,313,918    36,144,694   32,810,864

Common share equivalents:
  Options                    2,852,095   3,150,026     4,750,300    5,201,258    5,562,200   5,670,680     5,349,800    3,858,894

    Assumed repurchased
      @ ending price                    (1,728,625)                (3,885,362)              (3,443,372)                (2,569,768)

  Warrants                           0      86,374       120,000      120,000      160,000     183,556       200,000      605,000

    Assumed repurchased
      @ ending price                       (15,195)                   (39,310)                 (41,767)                  (207,956)
                                        ----------                 ----------               ----------                 ----------
Total common share equivalents           1,492,580                  1,396,586                2,369,097                  1,686,170
                                        ----------                 ----------               ----------                 ----------
Weighted average common shares and
  common share equivalents              36,520,787                 38,204,419               38,683,015                 34,497,034
                                        ==========                 ==========               ==========                 ==========

(1) For 1991, fully diluted earnings per share is antidilutive because the average market price for the year exceeds the ending market price.
